UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2009, the Board of Directors of Textron Inc. (the “Company”) approved amended and restated by-laws (the “Amended By-Laws”) of the Company, to be effective immediately.  The Amended By-Laws were adopted to accommodate the appointment of either a “non-executive” Chairman of the Board or an executive Chairman of the Board.

The Amended By-Laws revise the current By-Laws by no longer designating the Chairman as an officer of the Company and by providing that the Chairman is a Board position.  Consistent with this approach, the Amended By-laws eliminate the authority of the Chairman (unless the Chairman is also the Chief Executive Officer) to take certain actions that are executive in nature, such as signing contracts and delegating duties to other corporate officers.  The Amended By-Laws also make certain other technical and conforming changes.

The preceding description is qualified in its entirely by reference to the Amended By-Laws of the Company which are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

3.1                                Amended and Restated By-Laws of Textron Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: December 3, 2009	By:	/s/ Terrence O’Donnell
Terrence O'Donnell Executive Vice President and General Counsel